                    Pennsylvania Manufacturers Corporation
                                  Exhibit 11
                       Computation of Earnings Per Share
                                  (Unaudited)

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

                                                                                                         Three Months Ended
                                                             Years ended December 31,                       September 30,
(in thousands, except per share data)                     1996         1995         1994                  1997          1996
                                                      ----------------------------------------      -----------------------------
Primary:
Weighted average shares outstanding                   23,800,791     23,815,871     23,808,847        23,870,089       23,772,718
Net effect of dilutive stock options - based
     on the treasury stock method using average
     market price                                           --          893,160        841,894           639,999          977,962
                                                      ----------------------------------------      -----------------------------
Total primary common shares                           23,800,791     24,709,031     24,650,741        24,510,088       24,750,680
                                                      ========================================      =============================
Net (loss) income before extraordinary item          $  (135,334)   $    24,130  $      57,250      $      7,344     $      2,456
Extraordinary loss                                          --             --             --                --               --
                                                      ----------------------------------------      -----------------------------
Net (loss) income                                    $  (135,334)   $    24,130  $      57,250      $      7,344     $      2,456
                                                      ========================================      =============================
Net (loss) income per common and equivalent share
     before extraordinary item                       $     (5.68)   $      0.97  $        2.32      $       0.30     $       0.10
Extraordinary item                                          --             --             --                --               --
                                                      ----------------------------------------      -----------------------------
Net (loss) income per common and equivalent share    $     (5.68)   $      0.97  $        2.32      $       0.30     $       0.10
                                                      ========================================      =============================

Fully diluted:
Weighted average shares outstanding                   23,800,791     23,815,871     23,808,847        23,870,089       23,772,718
Net effect of dilutive stock options - based
     on the treasury stock method using average
     market price or end of period market price             --        1,118,708        841,894           760,566        1,010,357
                                                      ----------------------------------------      -----------------------------
Total fully diluted common shares                     23,800,791     24,934,579     24,650,741        24,630,655       24,783,075
                                                      ========================================      =============================
Net (loss) income before extraordinary item          $  (135,334)   $    24,130  $      57,250      $      7,344     $      2,456
Extraordinary loss                                          --             --             --                --               --
                                                      ----------------------------------------      -----------------------------
Net (loss) income                                    $  (135,334)   $    24,130  $      57,250      $      7,344     $      2,456
                                                      ========================================      =============================
Net (loss) income per common and equivalent share
     before extraordinary item                       $     (5.68)   $      0.96  $        2.32      $       0.30     $       0.10
Extraordinary item                                          --             --             --                --               --
                                                      ----------------------------------------      -----------------------------
Net (loss) income per common and equivalent share    $     (5.68)   $      0.96  $        2.32      $       0.30     $       0.10
                                                      ========================================      =============================


                                                           Nine Months Ended
                                                              September 30,
                                                            1997         1996
                                                      -----------------------------
Primary:
Weighted average shares outstanding                     23,845,194       23,807,704
Net effect of dilutive stock options - based
     on the treasury stock method using average
     market price                                          634,572        1,058,992
                                                      -----------------------------
Total primary common shares                             24,479,766       24,866,696
                                                      =============================
Net (loss) income before extraordinary item           $     12,621     $      9,201
Extraordinary loss                                          (4,734)            --
                                                      -----------------------------
Net (loss) income                                     $      7,887     $      9,201
                                                      =============================
Net (loss) income per common and equivalent share
     before extraordinary item                        $       0.51     $       0.37
Extraordinary item                                           (0.19)            --
                                                      -----------------------------
Net (loss) income per common and equivalent share     $       0.32     $       0.37
                                                      =============================

Fully diluted:
Weighted average shares outstanding                     23,845,194       23,807,704
Net effect of dilutive stock options - based
     on the treasury stock method using average
     market price or end of period market price            760,566        1,058,992
                                                      -----------------------------
Total fully diluted common shares                       24,605,760       24,866,696
                                                      =============================
Net (loss) income before extraordinary item           $     12,621     $      9,201
Extraordinary loss                                          (4,734)            --
                                                      -----------------------------
Net (loss) income                                     $      7,887     $      9,201
                                                      =============================
Net (loss) income per common and equivalent share
     before extraordinary item                        $       0.51     $       0.37
Extraordinary item                                           (0.19)            --
                                                      -----------------------------
Net (loss) income per common and equivalent share     $       0.32     $       0.37
                                                      =============================
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